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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        SALEM COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


              Delaware                                    77-0121400
(State of Incorporation or Organization        (IRS Employer Identification No.)
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          4880 Santa Rosa Road, Suite 300, Camarillo, California 93012
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               (Address of Principal Executive offices) (Zip Code)

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
If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),     Act and is effective pursuant to General Instruction
please check the following box. [ ]                         A.(d), please check the following box. [X]
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 Securities Act registration statement file number to which this form relates:
                                   333-76649


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
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      None                                                      N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.01 per share
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                                (Title of Class)

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                       REGISTRATION STATEMENT ON FORM 8-A

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant is registering shares of Class A Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-76649) that was filed with the Securities and Exchange Commission (the "Commission") on April 20, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the General Instruction to Item 1 of this Form. The Registrant has filed an application with respect to the Class A Common Stock with, and delivered copies of the Registration Statement to, the Nasdaq National Market.

ITEM 2.  EXHIBITS.

       3.01 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.01 to Amendment No. 1 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 4, 1999).

       3.02 Bylaws of the Registrant (incorporated by reference from Exhibit 3.02 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14,
                  1999).

       4.09 Copy of Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.09 to Amendment No. 2 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 25, 1999).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  June 25, 1999                   SALEM COMMUNICATIONS CORPORATION


                                       By: /s/ EDWARD G. ATSINGER III
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                                           Edward G. Atsinger III
                                           President and Chief Executive Officer



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